EXHIBIT 23.3



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of PG&E Corporation on Form S-8 of our reports dated June 1, 2000, appearing in the Form 11-K filed by the Pacific Gas and Electric Company Savings Fund Plan - Part I for the year ended December 31, 1999.

MAH & ASSOCIATES, LLP
----------------------
Mah & Associates, LLP
San Francisco, California
September 26, 2000